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                                 Exhibit 22.1

                  ROTECH MEDICAL CORPORATION AND SUBSIDIARIES

A-1 Medical Equipment, Inc.
Abba Medical Equipment, Inc.
Advanced Imaging Center, Inc.
  f\k\a Integral Home Health Care, Inc.
Allied Medical Supply, Inc.
Always Medical Equipment,Inc.
Ambassador Medical Equipment, Inc.
American Medical Rentals, Inc.
American Oxygen Services, Inc.
Anniston Health & Sickroom Supplies, Inc.
Atlantic Medical Equipment of Jacksonville, Inc.
Baumann Pharmaceutical Services, Inc.
Berkeley Medical Equipment, Inc.
Beta Medical Equipment, Inc.
Biocare Medical, Inc.
Breathing and Relief, Inc.
Brister's Medical Associates, Inc.
Bristers Pharmacy, Inc.
Brooksville Primary Care Clinic, Inc.
Camden Medical Supply, Inc.
Care Medical of New Jersey, Inc.
Care Medical Supplies, Inc.
Centennial Medical Equipment, Inc.
Charlotte Medical Supply, Inc.
CHI Medical Equipment, Inc.
Church Street Clinic, Inc.
Clinical Laboratory, Inc.
 f\k\a Gorton Medical Clinic
Coastal Surgical, Inc.
Community Home Oxygen, Inc.
 f\k\a Home Oxygen Care, Inc.
CPO2, Inc.
Cynthiana Medical Equipment, Inc.
  f\k\a Delta Home Health Care, Inc.
Daniel Medical Systems, Inc.
Distinct Home Health Care, Inc.

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Doctors Management Group, Inc.
Don Paul Respiratory Services, Inc.
Drew Primary Care Clinic, Inc.
East Tennessee Infusion & Respiratory, Inc.
    f/k/a Orlando Health & Medications, Inc.
Encore Home Health Care, Inc.
Epsilon Home Health Care, Inc.
Essential Home Health Care, Inc.
Eta Home Health Care, Inc.
Excel Medical of Ames, Inc.
Excel Medical of Fort Dodge, Inc.
Excel Medical of Marshalltown, Inc.
Family Care Specialists,Inc.
Famlicare Home Medical Equipment, Inc.
Fischer Medical Equipment C., Inc.
Four Rivers Home Healthcare, Inc.
Gate City Medical Equipment, Inc.
G & G Medical, Inc.
Greenville Primary Care Clinic, Inc.
Greenwood Multi-Specialty Clinic, Inc.
Grenada Doctors Clinic, Inc.
Grenada Family Doctors, Inc.
Hamilton Medical Equipment Service, Inc.
Headache Center of the West Coast, Inc.
Headache Management of America, Inc.
Headache & Pain Management Center, Inc.
Health & Medications at Home, Inc.
Health at Home, Inc.
Healthcare Business Solutions, Inc.
    f/k/a Orlando Home Care, Inc.
Healthcare Claims Recovery, Inc.
    f/k/a Jackson Medical Infusion, Inc.
    f/k/a Southern Health & Medications, Inc.
Health Care Service of Mississippi, Inc.
    f/k/a W.M.E., Inc.
Heartland Home Health Care, Inc.
    f/k/a Preferential Home Health Care, Inc.
Holland Medical Services, Inc.
    f/k/a Beneficial Home Health Care, Inc.
Hollandale Primary Care, Inc.
Home Care Solutions of Murray, Inc.
    f/k/a Advantage Home Health Care, Inc.
Home Medical Supply, Inc.
    f/k/a Bravo Home Health Care, Inc.
Home Medical Systems, Inc.

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Indianola Primary Care Clinic, Inc.
Infusion Services, Inc.
Intensive Home Care Nurses, Inc.
Intensive Home Care Services, Inc.
Internal Medicine Grand View, Inc.
Internal Medicine Services and Supplies, Inc.
    f/k/a International Medical Supply, Inc.
International Therapeutic Services, Inc.
IOTA Medical Equipment, Inc.
KAPPA Medical Equipment, Inc.
LAMS, Inc.
LAMBDA Medical Equipment, Inc.
Lexington Primary Care, Inc.
Liberty Home Health Care, Inc.
Lovejoy Medical, Inc.
    f/k/a Lexington Home Health Care, Inc.
MHB, Inc.
Macon Primary Care, Inc.
    f/k/a Beta Home Health Care, Inc.
Major Medical Supply, Inc.
Medco Professional Services Corp.
MedCorp International, Inc.
Medic-Aire Medical Equipment, Inc.
Medical Electro-Therapeutics, Inc.
Merger Sub, Inc.
Murray Medical, Inc.
National Home Care, Inc.
National Medical Equipment Centers, Inc.
National Medicine Center-Groveland, Inc.
Nightingale Home Health Care, Inc.
    f/k/a Premier Home Care, Inc.
    f/k/a Southeastern Home Care, Inc.
North Florida Pain Institute, Inc.
    f/k/a Good Home Health Care, Inc.
Omega Medical Equipment, Inc.
OMICRON Medical Equipment, Inc.
Oxygen of Oklahoma, Inc.
Oxygen Plus, Inc.
Oxygen Plus Medical Equipment, Inc.
Oxygen Therapy Associates, Inc.
PSI Health Care, Inc.
Perry Family Practice, Inc.
Perry/RMC Real Estate, Inc.
PHI Medical Equipment, Inc.
Physician's Formulary Services, Inc.

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Pioneer Medical Services,Inc.
Polk City Pharmacy, Inc.
Primary Home Health Care, Inc.
Primary Medical Equipment, Inc.
Professional Respiratory Home Healthcare, Inc.
PSI Health Care, Inc.
Pulmo-Dose, Inc.
        f/k/a Constant Home Health Care, Inc.
Pulmonary HomeCare, Inc.
Quality Home Health Care, Inc.
RHO Medical Equipment, Inc.
RCG Information Services Corporation
Regency Medical Equipment
R N Home Care Medical Equipment Company, Inc.
Resp-A-Care
Respiracare Medical Equipment, Inc.
Respiratory Medical Equipment of Georgia, Inc.
Responsive Home Health Care, Inc.
Rhema, Inc.
Roswell Home Medical, Inc.
RoTech Employee Benefits, Corporation
        f/k/a Home Health Care Supplement, Inc.
RoTech Home Medical Care, Inc.
        f/k/a L.T.E., Inc.
RoTech Rehabilitation, Inc.
RoTech/Texas, Inc.
RoTex Pharmaceuticals, Inc.
Roth Medical, Inc.
Rothert's Hospital Equipment, Inc.
        f/k/a Covington Home Health Care, Inc.
Select Home Health Care, Inc.
Senatobia Family Practice, Inc.
SIGMA Medical Equipment, Inc.
South County Private Duty Agency, Inc.
Southeastern Home Health, Inc.
Southern IV Therapy, Inc.
        f/k/a Fricke Home Health Care, Inc.
Southern Medical, Inc.
        f/k/a Volunteer Surgical, Inc.
Stat Medical Equipment, Inc.
Sunshine Home Health Care, Inc.
The Towne Pharmacy, Inc.
Theta Home Health Care, Inc.
Tupelo Home Health, Inc.
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  f\k\a Piedmont Medical Supply, Inc.
UPSILON Medical Equipment, Inc.
Valley Medical, Inc.
Value Care, Inc.
VitalCare Health Services,Inc.
  f\k\a Enhanced Home Health Care, Inc.
VitalCare of America,Inc.
  f\k\a AMT Acquisition
VitalCare of Florida, Inc.
VitalCare of Nevada, Inc.
VitalCare of Pennsylvania, Inc.
VitalCare of Texas, Inc.
Vitech Medical, Inc.
  f\k\a Well-Care Services, Inc.
Western North Carolina Home Health Care, Inc.
  f\k\a Miller\Lyerly Home Health, Inc.
Whites Medical Rentals, Inc.
Wichita Medical Care, Inc.
Wofford Pharmaceutical Services, Inc.
Women's Health Care Services, Inc.
Worker's Health Care Clinic, Inc.
Zeta Home Health Care, Inc.
RoTech Oxygen & Medical Equipment, Inc.
Apex Healthcare, Inc.
Apex Healthcare of Alabama, Inc.
Apex Healthcare of Louisiana,Inc.
Apex Healthcare of Mississippi, Inc.
Central Home Care, Inc.
Adaptive Medical,Inc.
Firstcare, Inc.
Georgia Medical Resources, Inc.
Cherokee Home Medical, Inc.
Cabot Medical Equipment, Inc.
Canyon State Medical Supplies, Inc.
Home Health Services Company, Inc.
Lawrence Medical Equipment, Inc.
MedFirst Health Plans of Louisiana, Inc.  (MHPLA)
MedFirst Medical Centers, Inc.
MedCase Management, Inc.
Ritt Medical Group,Inc.
Kilroy Company, Inc.
  d\b\a National Home Medical Care, Inc.
Neumann's Home Medical, Inc.
Northwest Home Medical, Inc.
North Central Washington Respiratory Care Services, Inc.





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Pedi-Care, Inc.
Professional Breathing Associates, Inc.
RCL Support Services, Inc.
Health-Med, Inc.
Derocco's Medical Equipment Home Care, Inc.
Sun Medical Supply, Inc.